                                                                    EXHIBIT 4(k)

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS FIFTH AMENDMENT TO TRUST AGREEMENT is made and entered into April 1, 1996, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994 and February 1, 1996 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided in Section 13 thereunder; and

     WHEREAS, the Sponsor heretofore established three trusts: the first, for which Peter C. Lewis and Constance H. Lau serve as trustee, to hold the Plan assets invested in Hawaiian Electric Industries, Inc. common stock and to hold uninvested Plan contributions and repayments of Plan loans until such amounts are invested as directed by participants in accordance with the Plan; the second, for which Hawaiian Trust Company, Limited, serves as trustee, to vote the Plan assets invested in Hawaiian Electric Industries, Inc. common stock; and the third, for which the Trustee serves as trustee, to hold and invest the remaining Plan assets for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, the Sponsor wishes to establish the HEI Common Stock Fund (replacing Hawaiian Electric Industries, Inc. common stock as an investment option) that will consist of shares of Hawaiian Electric Industries, Inc. common stock and the Fidelity Institutional Cash Portfolio: Money Market: Class I; and

     WHEREAS, contemporaneously with this Fifth Amendment to Trust Agreement, the Sponsor has removed Peter C. Lewis and Constance H. Lau as trustees with respect to Plan assets invested in Hawaiian Electric Industries, Inc. common stock, uninvested contributions and repayments of Plan loans until such amounts are invested as directed by participants in accordance with the Plan and wishes to appoint the Trustee to succeed to such responsibilities; and

     WHEREAS, the Sponsor wishes to appoint the Trustee as trustee for plan assets invested in the HEI Common Stock Fund; and

     WHEREAS, the Trustee is willing to succeed to the responsibilities of trustee for Plan assets invested in the HEI Common Stock Fund; and

     WHEREAS, the Sponsor represents that Hawaiian Trust Company, Limited, acting pursuant to provisions of a prior trust agreement authorizing pass-through voting by participants, has collected or will collect instructions from participants, and will cast votes in accordance with instructions so collected (with respect to shareholder votes for which the February 14, 1996 record date occurred prior to the execution of this amendment) and Fidelity shall have no responsibility or liability in connection therewith; and

     WHEREAS, the Sponsor will remove Hawaiian Trust Company, Limited as trustee, effective March 31, 1996, however, not withstanding the termination of such trust agreement, Hawaiian Trust Company, Limited shall vote, in accordance with the provisions of such trust agreement at the annual meeting of the shareholders of the Sponsor to be held April 23, 1996, all of the shares of HEI common stock for which they were record holder for voting purposes on February 14, 1996, the record date for the April 23, 1996, annual meeting;

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

     (1) The Sponsor hereby appoints the Trustee to serve as trustee for Plan assets invested in the HEI Common Stock Fund, uninvested contributions and repayments of Plan loans until such amounts are invested as directed by participants, in accordance with the Plan. The Trustee hereby accepts the appointment and agrees to take any and all steps which may be necessary or desirable to facilitate the transfer of title to said assets from Peter C. Lewis and Constance H. Lau to the Trustee.

     (2)  Amending and restating Section 4(d) as follows:

          (d)  Sponsor Stock.  Trust investments in the HEI Common Stock Fund
               -------------
          shall consist of shares of HEI common stock and short-term liquid investments. The cash will be invested via the Fidelity Institutional Cash Portfolios: Money Market: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and the Trustee. To satisfy the Fund's cash needs for participant-directed distributions and exchanges a target range for cash shall be maintained in the HEI Common Stock Fund. Such target range is currently 2%, plus/minus 0.2%, and may be changed as agreed to in writing by the Sponsor and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the HEI Common Stock Fund falls within the agreed upon range. Each participant's proportional interest in the HEI Common Stock Fund shall be measured in units of participation, rather than shares of HEI Common Stock. Such units shall represent a proportionate interest in all of the assets of the HEI Common Stock Fund, which includes shares of HEI common stock, short-term investments, money market mutual fund shares, interest in commingled money market pools and at times, receivables for dividends and interest, and/or HEI common stock sold and payables for HEI common stock purchased. A Net Asset Value ("NAV") per unit for the HEI Common Stock Fund will be determined daily for each unit outstanding of the HEI Common Stock Fund.

              The Net Asset Value is calculated as follows: The daily NAV is equal to the total net assets of the HEI Common Stock Fund divided by the outstanding units of the HEI Common Stock Fund on the valuation date. The total net assets of the HEI Common Stock Fund is equal to the number of underlying shares of HEI common stock multiplied by the stock's closing price on the New York Stock Exchange plus the market value of the Fund's interest in Fidelity Institutional Cash Portfolio: Money Market: Class I ["FICAP"]; plus receivables for HEI common stock sold; minus payables for HEI common stock purchased; plus dividends accrued as of the ex-date on the underlying stock; plus interest accrued on the FICAP component of the Fund.

          The total return on the HEI Common Stock Fund shall include all accrued dividends and interest, realized and unrealized gains/losses on the underlying investments. Dividends received by the HEI Common Stock Fund are reinvested in the HEI Common Stock Fund. Investments in HEI common stock shall be subject to the following limitations:

              (i)  Acquisition Limit.  Pursuant to the Plan, the Trust will be
                   -----------------
          invested in HEI common stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement.

              (ii)  Fiduciary Duty of Named Fiduciary.  The Named Fiduciary
                    ---------------------------------
          shall continually monitor the suitability under the fiduciary duty rules of Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA) of offering the HEI Common Stock Fund. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of HEI common stock, unless it is clear that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

              (iii) Execution of Purchases and Sales.  (A) Purchases and sales
                    --------------------------------
          of HEI common stock shall be made on the open market, on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales and in the case of purchases, upon receipt of the wire transfer necessary to make such purchases. If directed by the Sponsor in writing the Trustee may purchase or sell HEI common stock from or to the Sponsor. Exchanges of HEI common stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". The Trustee is not obligated to buy or sell some or all of the shares of HEI common stock required for the transaction in the following circumstances:

                        (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

                        (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                        (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

          The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                    (B)  Purchases and Sales from or to Sponsor.  If directed by
                         --------------------------------------
          the Sponsor in writing prior to the trading date, the Trustee may purchase or sell HEI common stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of the participants under the Plan are to be invested in the HEI Common Stock Fund, the Sponsor may transfer HEI common stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of HEI common stock to be purchased or sold by the closing price of the HEI common stock on the New York Stock Exchange on the trading date, rounded up to the nearest whole share.

                    (C) Use of an Affiliated Broker.  The Sponsor hereby
                        ---------------------------
          authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of HEI common stock on the open market in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                        (1) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of HEI common stock purchased or sold. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                        (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128 ("PTCE 86-128"), the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually. The Trustee will also provide the Sponsor with quarterly and annual reports regarding securities transactions and transaction-related charges as required by and in conformance with PTCE 86-128.

                        (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision, provided FBSI provides advance written notice of such transfer to the Sponsor.

                        (4) The authorization by the Sponsor to use FBSI for brokerage services as provided in this Section is terminable at will by the Sponsor, without penalty to the Plan, upon receipt by the Trustee of a written notice of termination.

              (iv) Securities Law Reports.  The Named Fiduciary shall be
                   ----------------------
          responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of HEI common stock, including, without limitation, any reports required under Sections 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of HEI common stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of HEI common stock as the Named Fiduciary may reasonably request in order to comply with federal or state securities laws.

              (v)  Voting and Tender Offers.  Notwithstanding any other
                   ------------------------
          provision of this Agreement the provisions of this Section shall govern the voting and tendering of HEI common stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of HEI common stock.

                   (A)  Voting.
                        ------

                        (1) When the Sponsor prepares for any annual or special meeting , the Sponsor shall notify the Trustee thirty (30)days in advance of the intended record date (or as soon as administratively feasible) and the Trustee shall furnish to the Sponsor's transfer agent the name, address and social security number of the participants holding units in the HEI Common Stock Fund, and each participants' interest (in number of shares) as of the record date broken down by HEIRS (the first eight money classifications as indicated on Schedule "A") and HEISOP (the ninth money classification as indicated on Schedule "A"). The Sponsor shall cause proxy materials and voting instruction forms to be distributed to participants holding an interest in the HEI Common Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                        (2) Each participant with an interest in the HEI Common Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by mailgram or similar means. These directions shall be tabulated by an affiliate of the Sponsor or any other organization deemed appropriate by the Sponsor, held in confidence, in accordance with confidentiality procedures established by the Plan Administrator and adopted by the Named Fiduciary. Upon its receipt of the directions, the Plan Administrator shall provide the Trustee with an omnibus proxy form and the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund as directed by the participant for HEIRS. The Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting a participants' proportional interest in the HEI Common Stock Fund for which it received voting directions from participants. For HEISOP, the Trustee shall not vote shares of HEI common stock reflecting a participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant.

          The Plan Administrator shall notify the Trustee of any situation regarding undue influence including, but not limited to the following: tender offers, exchange offers, contested board elections, mergers and the disposition of corporate assets. In the event of any of the above mentioned actions directions from a participant concerning the voting of HEI common stock shall be communicated to the Trustee. Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except (i) as necessary to meet applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) in the event a shareholder has made a written comment on the proxy form. In addition, the Trustee will provide the Sponsor as reasonably requested by the Sponsor, periodic reports indicating the number of shares voted and not voted. For HEIRS, upon its receipt of the directions the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund as directed by the participant. The Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting a participants' proportional interest in the HEI Common Stock Fund for which it received voting directions from participants. For HEISOP, the Trustee shall not vote shares of HEI common stock reflecting a participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant.

                    (3) The Trustee shall vote that number of shares of HEI common stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to particpants' accounts for which it received voting directions from participants.

               (B)  Tender Offers.
                    --------------

                    (1) Upon commencement of a tender offer for any securities held in the Trust that are HEI common stock, the Sponsor shall notify each Plan participant with an interest in such HEI common stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of HEI common stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                    (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of HEI common stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. However, the Trustee will provide to the Sponsor, as reasonably requested by the Sponsor, periodic reports indicating the number of shares tendered and not tendered. The Trustee shall tender or not tender shares of HEI Common Stock as directed by the participant. The Trustee shall not tender shares of HEI common stock reflecting a participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant.

                    (3) The Trustee shall tender that number of shares of HEI common stock not credited to participants' accounts in the same proportion as the total number of shares of HEI common stock credited to participants' accounts for which it has received instructions from Participants.

                    (4) A participant who has directed the Trustee to tender some or all of the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the

          Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of HEI common stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of HEI common stock that would be tendered under Section 4(d)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of HEI common stock not credited to participants' accounts necessary to reduce the amount of tendered HEI common stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                    (5) A direction by a participant to the Trustee to tender shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each participant's account a proportional share of the proceeds received by the Trustee for the shares of HEI common stock tendered. Pending receipt of directions (through the Plan Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

              (vi)  Shares Credited.   For all purposes of this Section, the
                    ---------------
          number of shares of HEI common stock deemed credited to each participant's account as of the relevant date (the record date or the date specified in a tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent as of the relevant date. In the case of a tender, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date. For the HEI Common Stock Fund, each Participant shall be credited with a pro rata portion of the shares held by the fund calculated in accordance with the preceding sentences.

              (vii)  General.  With respect to all rights other than the right
                     -------
          to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of HEI common stock credited to a participant's proportional interest in the HEI Common Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of HEI common stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

              (viii) Conversion.  All provisions in this Section 4(d) shall also
                     ----------
          apply to any securities received as a result of a conversion of HEI common stock.

     (3) Amending Section 4 by adding a new Section 4(e) and renumbering existing sections accordingly:

          (e) ASB Money Market Account Operating Procedures.  Transactions
              ---------------------------------------------
          involving the ASB Money Market Account shall be executed in accordance with separate written Operating Procedures as agreed to between the Sponsor and the Trustee as amended from time to time in writing and attached hereto as Schedule "I".

     (4) Amending Section 4(h) by adding a new subsection (v) and renumbering existing subsections accordingly:

          (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions relating to the HEI Common Stock Fund in a timely fashion; provided that the cost of such borrowing shall be allocated to the HEI Common Stock Fund.

     (5)  Amending and restating Schedules "A", "C" and "G" as attached.

     (6)  Deleting Schedule "H".

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC                     FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Constance H. Lau  3/19/96     By:  /s/ Christina L. Epstein     3/22/96
   ------------------------------         -------------------------------------
    Constance H. Lau       Date           Vice President                  Date
    Asset Manager & Secretary


By: /s/ Peter C. Lewis    3/19/96
   ------------------------------
   Peter C. Lewis            Date
   Member

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
- --------------

* Establishment and maintenance of Participant account and election percentages.

*   Maintenance of the following plan investment options:

     - Fidelity Retirement Money Market Portfolio
     - ASB Money Market Account
     - HEI Common Stock Fund
     - Fidelity Puritan Fund
     - Fidelity Magellan Fund
     - Fidelity Asset Manager
     - Fidelity Asset Manager: Growth
     - Fidelity Asset Manager: Income
     - Fidelity Overseas Fund
     - Fidelity Global Bond Fund

* Maintenance of the following money classifications:

     - Salary Reduction
     - Participant Voluntary
     - Rollover
     - HEI Diversified Plan
     - Employer ASB
     - Employer Supplemental
     - IRA
     - Voluntary HEISOP
     - Employer HEISOP

* Processing of investment option trades.

  The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
- ----------

   *  Weekly processing of contribution data and contributions
   * Processing of transfers and changes of future allocations via the telephone exchange system
   *  Monthly processing of withdrawals

Other
- -----

   *  Monthly trial balance
   *  Quarterly administrative reports
   *  Quarterly participant statements
   *  1099Rs and W-2Ps
   *  Participant Loans



HAWAIIAN ELECTRIC INDUSTRIES, INC.      FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
PENSION INVESTMENT COMMITTEE

By  /s/ Constance H. Lau       3/19/96  By Christina L. Epstein         3/22/96
    ----------------------------------     -------------------------------------
    Constance H. Lau              Date     Vice President                 Date
    Asset Manager & Secretary


By: /s/ Peter C. Lewis         3/19/96
    ----------------------------------
    Peter C. Lewis                Date
    Member

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS
                               ------------------


    In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

     - Fidelity Retirement Money Market Portfolio
     - ASB Money Market Account
     - HEI Common Stock Fund
     - Fidelity Puritan Fund
     - Fidelity Magellan Fund
     - Fidelity Asset Manager
     - Fidelity Asset Manager: Growth
     - Fidelity Asset Manager: Income
     - Fidelity Overseas Fund
     - Fidelity Global Bond Fund


    The investment option referred to in Section 4(c) and Section 4(e)(v)(B)(5) shall be the ASB Money Market Account.



HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY:  HAWAIIAN ELECTRIC INDUSTRIES, INC.
PENSION INVESTMENT COMMITTEE


By: /s/ Constance H. Lau                     3/19/96
    ------------------------------------------------
    Constance H. Lau                           Date
    Asset Manager & Secretary


By: /s/ Peter C. Lewis                       3/19/96
   -------------------------------------------------
    Peter C. Lewis                              Date
    Member

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE GUIDELINES
                         -----------------------------


The following telephone exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion. FIRSCO will notify the Sponsor of its intent to change these guidelines prior to any change being instituted.

                               INVESTMENT OPTIONS
                               ------------------

    EXCHANGES BETWEEN INVESTMENT OPTIONS
    ------------------------------------

    Participants may call on any business day to exchange between investment options. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
PENSION INVESTMENT COMMITTEE



By:  /s/ Constance H. Lau             3/19/96
     ----------------------------------------
     Constance H. Lau                    Date
     Asset Manager & Secretary


By:  /s/ Peter C. Lewis                3/19/96
     -----------------------------------------
     Peter C. Lewis                       Date
     Member

                                  SCHEDULE "I"

                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

                         OPERATING PROCEDURES AGREEMENT


Based upon Fidelity Institutional Retirement Services Company's ("Fidelity's") understanding of the American Savings Bank ("ASB") Money Market Account (the "Fund") which will be priced at $1.00, the operating procedures are as follows:


PRICING

ASB shall provide Fidelity with a change to the net asset value (NAV) and interest rate, in writing, via fax, at least fifteen calender days prior to the effective date. A list of employee names, including signatures, that are authorized to initiate changes to the interest rate are attached hereto as
Exhibit I. If for any reason, ASB is unable to determine a current valuation, the last reported valuation of the Fund shall remain in effect. The valuations provided by ASB shall not be reviewed by Fidelity. Fidelity shall be responsible for accurately reflecting the NAV on the Fidelity Participant Recordkeeping System and participant statements.


TRADE INSTRUCTIONS:

By 9:00 a.m. Eastern Time ("ET") each business day, Fidelity will provide to Hawaiian Electric Industries ("Sponsor"), via fax, a report of net activity that occurred in the Fund on the prior business day. The report will reflect the net dollar and share amounts of assets invested or withdrawn as of the end of the processing date.

Fidelity will fax the report to the Sponsor each day, regardless of processing activity. If for any reason Fidelity is unable to fax the report to the Sponsor, Fidelity will notify Sponsor of this by 2:00 p.m. ET. Sponsor is responsible each business day, by 3:00 p.m. ET, for notifying Fidelity if the report has not been received.

MONETARY TRANSFERS:

For purposes of wire transfers, Fidelity will net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and ASB will operate as follows:

 . Based upon the cash value of the net redemption activity reported each day, ASB will initiate a wire transfer to Fidelity for receipt by no later than the close of business at the New York Federal Reserve Bank on the date the report of net activity is received by ASB. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from ASB.

 . Based upon the cash value of the net purchase activity reported each day, Fidelity will initiate a wire transfer to ASB for receipt by no later than the close of business at the New York Federal Reserve Bank on the business day after the transactions are processed on the Fidelity Participant Recordkeeping System.

 . Wires will be sent according to wire instructions listed below.

Fidelity and ASB will monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 3:00 p.m. ET the next day. The party in error shall be responsible for the amount of such wire, plus associated bank penalties.

CORPORATE ACTIONS:

If applicable, Sponsor will notify Fidelity of any proxies and other corporate actions. If requested, Fidelity will provide Sponsor with participant balance and address information necessary for any proxy mailing or other corporate actions. Fidelity will not have any additional responsibilities relative to corporate actions.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communication of corporate actions or failure to communicate corporate actions by Sponsor.

RECONCILIATION:

Fidelity shall send a Monthly Trial Balance that summarizes activity in the Fund to the Sponsor within twenty (20) business days of each calendar month end. The Sponsor or ASB shall notify Fidelity of any discrepancies within twenty (20) business days of receipt. Additionally, ASB shall send Fidelity monthly fund statements no later than ten (10) business days after each calendar month end.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by ASB or the Sponsor.

Fidelity agrees to indemnify and hold harmless the Sponsor and ASB for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by Fidelity.

INDEMNIFICATIONS:

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

- - Any loss incurred by Fidelity due to a pricing error caused by the Sponsor or ASB. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

- - Any loss incurred by Fidelity due to the inaccurate communication of corporate actions by the Sponsor or ASB, or failure to communicate corporate actions by the Sponsor or ASB.

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by the Sponsor or ASB.

Fidelity agrees to indemnify and hold harmless Sponsor and ASB for the following:

- - Any loss incurred by ASB, the Sponsor or a participant and/or beneficiary due to a trading error caused by Fidelity. Fidelity also agrees to compensate the Sponsor, ASB, participant and/or beneficiary for the cost of any adjustments to the Fund due to such error.

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by Fidelity.

Fidelity's Wire Transfer                    American Savings Bank's Wire
  Instructions:                               Instructions:
Bankers Trust of New York, NY               Federal Home Loan Bank of Seattle
ABA Number:  021 001 033                    ABA Number: 125040880
Account Name: FPRS Depository               Account Name: American Savings Bank
Account Number: 00163002                    Account Number: 8384-0012
Plan 56566 Hawaiian Electric Retirement     Ref:  Hawaiian Electric Industries
  Savings Plan                                Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.

FIDELITY INSTITUTIONAL RETIREMENT           HAWAIIAN ELECTRIC INDUSTRIES
  SERVICES COMPANY                            PENSION INVESTMENT COMMITTEE

By: /s/ James M. McKinney                   By: /s/ Constance H. Lau
    ---------------------                       --------------------
                                                Constance H. Lau

Title: Sr. Vice President                   Title:  Asset Manager & Secretary
       ------------------                           ---------------------------

Date:  3/1/96                               Date:  2/1/96
       ------                                      ------

AMERICAN SAVINGS BANK
                                            By: /s/ Peter C. Lewis
                                                --------------------------------
                                                Peter C. Lewis

By:  /s/ Wayne Minami                       Title: Member
     ----------------                              -----------------------------
     Wayne Minami

Title:  President                           Date:  2/1/96
       ----------                                  ------

Date:  February 1, 1996
     ------------------

                                                                       EXHIBIT 1

                                  SCHEDULE "I"


The following individuals are authorized to initiate changes to the daily interest rate for the ASB Money Market Account investment alternative.



/s/ Ralph Y. Nakatsuka
- ------------------------------------------
Ralph Y. Nakatsuka, Executive Vice
President



/s/ Alvin N. Sakamoto
- ------------------------------------------
Alvin N. Sakamoto, Vice President/
Controller



/s/ Elizabeth Kunishima
- ------------------------------------------
Elizabeth Kunishima, Assistant Vice
President/Assistant Controller



/s/ Sharon Kanno
- ------------------------------------------
Sharon Kanno, Assistant Controller